UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

FARMER BROS. CO.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14501 N. Fwy Fort Worth, Texas 76177
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 549-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	FARM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On May 5, 2026 (the “Closing Date”), the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of March 3, 2026 (the “Merger Agreement”), by and among Farmer Bros. Co., a Delaware corporation, (the “Company”), Royal Cup, Inc., a Delaware corporation (“Royal Cup”), and BP I Brew Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Royal Cup (“Merger Sub”), that provided for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Royal Cup (the “Surviving Corporation”) were completed.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, on the Closing Date, the Company terminated the Credit Agreement (the “Credit Agreement”), dated as of April 26, 2021, by and among the Company and certain subsidiaries of the Company named therein, as borrowers, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent and lender. The Credit Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2021, which description is incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the Closing Date, Royal Cup completed its previously announced acquisition of the Company pursuant to the Merger Agreement through the merger of Merger Sub with and into the Company with the Company continuing as the Surviving Corporation, as a wholly-owned subsidiary of Royal Cup.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) was automatically canceled and (other than shares of Company Common Stock that were (1) owned or held in treasury by the Company, (2) owned by Royal Cup or Merger Sub (or any of their respective affiliates) or (3) owned by stockholders who properly exercised appraisal rights for such shares in accordance with Section 262 of the Delaware General Corporation Law, as amended, converted into the right to receive $1.29 in cash, without interest (the “Merger Consideration”).

Each restricted stock unit (the “Company RSUs”) and each cash-settled restricted stock unit (the “Company CSRSUs”) outstanding as of immediately prior to the Effective Time was cancelled and terminated and converted into the contingent right to receive from the Surviving Corporation a payment amount in cash (without interest) equal to the product obtained by multiplying (1) the number of shares of Company Common Stock subject to such Company RSU or CSRSU, as applicable, by (2) the Merger Consideration, plus any dividend equivalent rights accrued and unpaid thereon, less any applicable withholding taxes. Following the Effective Time, the converted Company RSUs and Company CSRSUs are subject to the same terms and conditions applicable to the Company RSU and Company CSRSU award in effect immediately prior to the conversion of the Company RSUs and Company CSRUs, including time-based vesting conditions and terms related to the treatment of the award upon a termination of employment. Each performance-based stock unit (the “Company PBRSUs”) outstanding as of immediately prior to the Effective Time was cancelled and terminated and converted into the contingent right to receive from the Surviving Corporation a payment amount in cash (without interest) equal to the product obtained by multiplying (1) the number of shares of Company Common Stock subject to such PBRSU, as determined assuming that the applicable performance metrics have been achieved at target level, by (2) the Merger Consideration, plus any dividend equivalent rights accrued and unpaid thereon less any applicable withholding taxes. Following the Effective Time, the converted Company PBRSUs are no longer subject to performance-based vesting conditions and instead are subject solely to time-based vesting conditions, consistent with the remaining time-based vesting terms in effect immediately prior to the conversion of the Company PBRSUs. As a result, at the Effective Time, each stock option of the Company (the “Company Stock Options”), whether vested or exercisable immediately prior to the Effective Time was automatically converted into the right to receive from the Surviving Corporation an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, by (2) the aggregate number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time. All Company Stock Options for which the exercise price equaled or exceeded the Merger Consideration were canceled and extinguished as of the Effective Time.

The aggregate consideration paid by Royal Cup to acquire the Company Common Stock was approximately $28.3 million (including amounts payable to the holders of the Company RSUs, Company CSRSUs, and Company PBRSUs as described above).

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On May 5, 2026, the Company notified the Nasdaq Global Select Market (“Nasdaq”) that the Merger had been completed. The Company also requested that Nasdaq suspend trading of the Company Common Stock and file a Form 25 with the SEC to delist all of the Company Common Stock from Nasdaq and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Form 15 with the SEC requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and, at the Effective Time, the Company became a wholly-owned subsidiary of Royal Cup. The Merger Consideration was financed with a combination of equity financing provided pursuant to an equity commitment letter from Braemont Partners I LP, Braemont Partners I (Offshore) LP and Braemont Partners I (Anchor Parallel) LP as contemplated by the Merger Agreement, and third-party debt financing provided by White Oak Commercial Finance, LLC, as administrative agent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, each of David A. Pace, John Moore, Bradley Radoff, Shaun Mara, Terence O’Brien, and Waheed Zaman, the members of the board of directors of the Company immediately prior to the Effective Time, ceased to be directors of the Company at the Effective Time and William L. Wann Jr., Will Foster and Drew Dutton, the members of the board of directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation as of the Effective Time. The resignation of each director was not the result of any disagreement with the Company regarding its operations, policies (including accounting or financial policies), or practices.

In addition, each of John Moore, President and Chief Executive Officer, Vance Fisher, Chief Financial Officer, and Jared Vitemb, Vice President, General Counsel, Chief Compliance Officer and Secretary, the officers of the Company immediately prior to the Effective Time (collectively, the “Executives”), tendered their resignation letters, pursuant to which each Executive shall cease to be an officer of the Company as of May 6, 2026, one day following the Effective Time. In connection with their resignations, each of the Executives entered into a separation agreement and release with the Company (the “Separation Agreement”), which clarify the amounts owed to each Executive pursuant to their respective Second Amended and Restated Severance Agreement.

This description of the material terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.02.

At the Effective Time, the board of the Surviving Corporation appointed Mr. Wann as President and Chief Executive Officer and Tiffany Moseley as Senior Vice President and Chief Financial Officer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

As of the Effective Time, the Certificate of Incorporation of the Company that was in effect immediately before the Effective Time was amended and restated to be in the form attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03. As of the Effective Time, the Bylaws of the Company that were in effect immediately before the Effective Time were amended and restated to be in the form attached hereto as Exhibit 3.2 and are incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On May 5, 2026, the Company issued a press release announcing the completion of the Merger. The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The press release described in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the press release is not intended to, and does not, constitute a determination or admission by the Company that the information in the press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 3, 2026, by and among Royal Cup, Inc., BP I Brew Merger Sub Inc. and Farmer Bros. Co. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 4, 2026).
3.1	Amended and Restated Certificate of Incorporation of Farmer Bros. Co.
3.2	Amended and Restated Bylaws of Farmer Bros. Co.
99.1	Press Release, dated May 5, 2026.
10.1	Form of Separation Agreement and Release of Farmer Bros. Co.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMER BROS CO.

	By:	/s/ Jared Vitemb
	Name:	Jared Vitemb
	Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary
Date: May 5, 2026

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